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                                BONDED MOTORS, INC.

                            AGREEMENT AMONG UNDERWRITERS

                                                  __________, 1998

VAN KASPER & COMPANY
COMMONWEALTH ASSOCIATES
  As Representatives of the
  Several Underwriters
  c/o Van Kasper & Company
      600 California Street, Suite 1700
      San Francisco, California 94111

Ladies and Gentlemen:

     We wish to confirm as follows the agreement among you, the undersigned, and the other underwriters named in Schedule I to the Underwriting Agreement attached hereto as Exhibit A (the "Underwriting Agreement"), as it is to be executed (all such parties being herein called the "Underwriters") with respect to the several purchases by the Underwriters, from Bonded Motors, Inc., a California corporation (the "Company"), of Common Stock, no par value per share, of the Company (the "Common Stock"), aggregating 2,000,000 shares (the "Firm Shares"), pursuant to Section 3 of the Underwriting Agreement, and the grant by the Company to the Underwriters of an option, solely for the purpose of covering over-allotments in the sale of the Firm Shares and on the terms and conditions set forth in the Underwriting Agreement, to purchase up to 300,000 additional shares of Common Stock (those additional shares are referred to below in this Agreement as the "Option Shares" and, together with the Firm Shares, are collectively referred to below in this Agreement as the "Shares").

     1. AUTHORITY TO ACT. We hereby authorize you, on our behalf, to enter into the Underwriting Agreement with the Company substantially in the form attached hereto as Exhibit A, with such changes thereto as you in your sole discretion determine may be necessary or advisable. Without limiting the generality of this authority, we understand that changes may be made in those who are to be Underwriters and in the respective number of the Shares which they agree to purchase, but that the number of the Shares to be purchased by us, as set forth in Schedule I to the Underwriting Agreement, will not be changed without our consent, except as provided in this Agreement or in the Underwriting Agreement.

     We authorize you, as Representatives of the several Underwriters, to exercise all of the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement (including the authority to waive any conditions to the obligations of the Underwriters under the Underwriting Agreement), to take all such actions as you believe desirable to carry out the provisions of the Underwriting Agreement this Agreement and the transactions contemplated thereby and hereby, and to take such other actions as in your discretion are necessary or advisable to carry out the purchase, carrying, sale and distribution of the Shares.

     We authorize you to file with any governmental agency and/or the National Association of Securities Dealers, Inc. (the "NASD") any reports required to be filed by you in connection with the transactions contemplated by this Agreement or the Underwriting Agreement. We will furnish any information in our possession needed for such reports.

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     2.  COMMENCEMENT OF PUBLIC OFFERING.  A public offering of the Shares is to be made, as provided herein, as soon after the Registration Statement relating thereto becomes effective as in your judgment is advisable. The Shares shall initially be offered to the public at the public offering price thereof set forth on the cover page of the Prospectus referred to in the Underwriting Agreement. As used herein, the terms "Registration Statement," "Prospectus" and "Preliminary Prospectus" have the meanings given to them in the Underwriting Agreement.

     You will advise us by telegraph, telecopy or telephone when the Shares are released for offering. After notice from you that the Shares are released for public sale, we will commence to offer to the public in conformity with the provisions and terms of the offering set forth in the Prospectus those of our Shares that you advise us may be retained by us for direct sale. We authorize you, after the initial public offering, to vary the offering price, in your sole discretion, by reason of changes in general market conditions or otherwise. The offering price at any time in effect is herein called the "Offering Price."

     3. OFFERING AND SALE OF THE SHARES. We authorize you to reserve for offering and sale, and on our behalf to sell, to institutions or other retail purchasers ("Retail Sales") and to dealers selected by you ("Selected Dealers"), among whom we may be included, all or any part of the Shares as you determine. Such sales, if any, will be made (a) in the case of Retail Sales, at the Offering Price and (b) in the case of sales to Selected Dealers, at the Offering Price less such concession as you from time to time determine, all as set forth in the Prospectus.

     You agree to notify us promptly as to the number of the Shares which we will retain for direct sale. Prior to the termination of this Agreement, you may reserve for offering and sale, as provided above, any of the Shares remaining unsold theretofore retained by us, and we may, with your consent, retain any of the Shares remaining unsold theretofore reserved by you. Upon the termination of this Agreement you will, or prior thereto at your discretion you may, deliver to us any of the Shares purchased by us and then reserved for sale in Retail Sales or to Selected Dealers but not so sold.

     You, and with your prior consent, any of the several Underwriters, may make purchases or sales of any of the Shares (a) from or to any of the other Underwriters, at the Offering Price less all or any part of the underwriting commission, and (b) from or to any of the Selected Dealers, at the Offering Price less all or any part of the concession to Selected Dealers. You may in your discretion sell to another Underwriter any of the Shares so reserved for our account if you determine that such sales are advisable for state securities or blue sky purposes. Any transfer tax on any such sales shall be charged to the accounts of the several Underwriters in proportion to their respective underwriting obligations.

     We authorize you to determine the form and manner of any communications or agreements with Selected Dealers. If there are any such agreements with Selected Dealers, you are authorized to act as managers thereunder, and we agree, in such event, to be governed by the terms and conditions of such agreements to the extent we act as a Selected Dealer. The form of Selected Dealer Agreement attached hereto as Exhibit B is satisfactory to us. If there shall not be any written agreements with Selected Dealers, we agree to be governed by the terms and conditions of Exhibit B to the extent we act as a Selected Dealer.

     It is understood that any Selected Dealer to whom any offer may be made as provided above will be a dealer actually engaging in the investment banking or securities business and be either (a) a member of the NASD which agrees to comply with the provisions of Rule 2740 of the Rules of Fair Practice of the NASD (the "Rules") or (b) a foreign dealer or institution ineligible for membership in the NASD which agrees (i) not to resell the Shares (A) to purchasers in, or to persons who are nationals of, the United States of America, its territories or its possessions or (B) when there is a public demand for the Shares, to persons specified as those

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to whom members of the NASD participating in a distribution may not sell and
(ii) to comply with the NASD's interpretations with respect to free-riding and withholding and to comply, as though such foreign dealer or institution were a member of the NASD, with the provisions of Rules 2420, 2730 and 2740, to the extent applicable to foreign non-member brokers or dealers, and 2750 of the Rules. We may allow, and the Selected Dealers, if any, may reallow such discount or discounts as you may determine on sales of any of the Shares to any eligible broker or dealer, all subject to the Rules.

     We authorize you to determine the form and manner of any public advertisement for the Shares, which advertisement shall include each of our names as Underwriters.

     4. REPURCHASES IN THE OPEN MARKET. Any Shares sold by us (otherwise than through you) which, prior to the termination of this Agreement or such earlier date as you determine, are contracted for or purchased in the open market by you on behalf of us will be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. In lieu of delivery of such Shares to us, you may (a) sell such Shares in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale or (b) charge our account with an amount not in excess of the concession to Selected Dealers for such Shares.

     5. DELIVERY AND PAYMENT FOR THE SHARES. We agree to deliver to you before 6:30 a.m., San Francisco time, on the Closing Date referred to in the Underwriting Agreement, and on any later date on which the Option Shares are to be purchased, at the office of Depository Trust Company, New York, New York or at such other place as you designate, a certified or official bank check in next day funds payable to the order of Van Kasper & Company, in an amount equal to the aggregate initial Offering Price of the Shares to be purchased by us from the Company on such date, less the aggregate concession to Selected Dealers for such Shares. We authorize you to deliver such funds, less that portion of the non-accountable expense allowance provided for in Section 6(a)(ii) of the Underwriting Agreement allocable to the Shares to be purchased by us, against delivery to you for our account of such Shares. You are authorized to accept delivery of the Shares, to give a receipt therefor and to make deliveries for our account of such Shares, if any, as are reserved for sale in Retail Sales or to Selected Dealers. You may in your discretion cause some or all of our reserved Shares to be delivered to you registered in your name or in such other name as you designate, but such registration will be for administrative convenience only and will not affect our title to such reserved Shares or the severalty of the obligations of the Underwriters to the Company. You agree to cause to be delivered to us promptly any Shares which have not been sold for our account or reserved for sale.

     If we fail (whether or not such failure constitutes a default hereunder) to deliver to you, or you fail to receive, our check or checks for the Shares that we have agreed to purchase, at the time or times and in the manner provided in this Section 5, either or both of you, in your individual capacities and not on behalf of the Underwriters, are authorized (but shall not be obligated) to make payment to the Company for such Shares for our account, but any such payment by you shall not relieve us of any of our obligations under the Underwriting Agreement or under this Agreement, and we agree to repay you on demand the amount so advanced for our account, together with interest at current interest rates (but not in excess of the maximum amount permitted by applicable law).

     Upon receipt by you of payment for the Shares sold by or through you for our account, you will remit to us promptly an amount equal to the purchase price paid by us to the Company for such Shares and credit or debit our account on your books with the difference between the selling price and such purchase price. In case any Shares reserved for sale in Retail Sales or to Selected Dealers are not purchased and paid for in due course, we agree (a) to accept delivery when tendered by you of any Shares so reserved for our account and not so purchased and paid

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for and (b) in case we shall have received payment from you in respect of any such Shares, to reimburse you on demand for the full amount which you shall have paid us in respect of such Shares.

     6. COMPENSATION TO THE REPRESENTATIVE. As compensation for your services in connection with the purchase of the Shares and the management of the offering thereof, we agree to pay you, and you may charge our account on your books with,
$         for each of the Firm Shares which we agree to purchase pursuant to
Section 3 of the Underwriting Agreement and, if the notice referred to in
Section 3(b) of the Underwriting Agreement shall be given, a like amount for each of the Option Shares which we are obligated to purchase.

     7. AUTHORITY TO BORROW. We authorize you to advance your own funds, charging current interest rates (but not in excess of the maximum amount permitted by applicable law), or to arrange loans for our account for the purpose of carrying out the purchase and sale of the Shares, and in connection therewith to pledge as security therefor all or any part of the Shares purchased hereunder for our account. Any lending bank is hereby authorized to accept your instructions on behalf of the Underwriters in all matters relating to such loans.

     8. ALLOCATION OF EXPENSES. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account and (b) our proportionate share (based upon our underwriting obligation) of all other expenses (i) incurred by you in finding or developing this public offering and (ii) arising in connection with the purchase, carrying and distribution of the Shares or other shares of the Common Stock or under the terms of the Underwriting Agreement or this Agreement. Your determination of such expenses and your allocation thereof shall be final and conclusive. Funds for our account at any time in your hands acting hereunder may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, must be paid to or paid by us, provided that you in your discretion may reserve for distribution to the several Underwriters such amounts as you deem advisable to cover possible additional expenses. Neither any statement by you of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Shares will constitute any representation by you as to the existence or nonexistence of possible expenses or liabilities of, or charges against, the several Underwriters not fully reflected in such credit or debit balance, for which we will remain responsible notwithstanding any such statement, reservation or any payment. If one or more Underwriters default in the payment of any amount required to be paid by this paragraph, each nondefaulting Underwriter agrees to pay, on request, its proportionate share (based upon its underwriting obligations and without regard to the underwriting obligations of such defaulting Underwriter or Underwriters) of such amount.

     9. INDEMNIFICATION AND CONTRIBUTION. Each of the several Underwriters agrees to indemnify and hold harmless each other Underwriter and each person (including each officer or partner thereof) who controls any such other Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), to the extent and upon the terms that such Underwriter will agree to indemnify, hold harmless and reimburse the Company as set forth in Section 9 of the Underwriting Agreement. The foregoing will be in addition to, and will not supersede, any other indemnification to which you or any other Underwriter or any controlling person is entitled by virtue of this Agreement, by operation of law or otherwise.

     If any claim or claims are asserted against you or any investigation, inquiry or other proceeding is brought against you, at any time, as agent of the several Underwriters, or otherwise involving the Underwriters generally, or relating to any Preliminary Prospectus, the Prospectus or the Registration Statement or any actual or alleged misstatements or omissions in any of them, or the public offering of the Shares or the selling or any advertising material used

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therewith, or any of the transactions contemplated by this Agreement, the undersigned authorizes you to make such investigation, to retain such counsel and to take such other action as you deem necessary or desirable under the circumstances, including settlement of any such claim, investigation, inquiry or proceeding, if such course of action is recommended by counsel retained by you. The undersigned agrees to pay to you, upon request, its proportionate share (based on its final total obligation to purchase the Shares pursuant to the Underwriting Agreement) of all expenses incurred by you (including, but not limited to, the fees and disbursements and costs/charges of counsel retained by you) in investigating and defending against such claim or investigation, inquiry or other proceeding and the undersigned's proportionate share of any liability incurred by you in respect of such claim or claims, whether such liability shall be the result of a judgment against you or as a result of any such settlement. In addition, if one or more Underwriters default in the payment of any amount required to be paid by this paragraph, each nondefaulting Underwriter agrees to pay, on request, its proportionate share (based upon its underwriting obligations and without regard to the underwriting obligations of such defaulting Underwriter or Underwriters) of such amount.

     The indemnification, contribution and reimbursement agreement of each Underwriter contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or (ii) any investigation made by or on behalf of any Underwriter or controlling person.
Any successor or any Underwriter or any Underwriter acting as such by substitution in accordance with the Underwriting Agreement shall be entitled to the benefits contained in this Section 9. In determining amounts payable pursuant to this Section 9, any loss, claim, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of
Section 15 of the Securities Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter.

     10. TRADING AND STABILIZATION. We authorize you (a) until termination of this Agreement, to make purchases and sales of the Common Stock, in the open market or otherwise, on a when-issued basis or otherwise, for long or short account, and on such terms and at such price, all as you in your sole discretion deem desirable, (b) in arranging for sales of the Shares to Selected Dealers, to over-allot and (c) either before or after the termination of this Agreement, to cover any short position incurred pursuant to this Section 10; subject, however, to the applicable rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such purchases and sales and over-allotments shall be made for our account as nearly as practicable in proportion to our underwriting commitment; PROVIDED that our net position, in the case of short account computed on the assumption that all of the Option Shares are acquired, resulting from such purchases and sales and over-allotments, shall not at any time exceed, either for long or short account, 15% of the number of the Firm Shares which we agree to purchase from the Company pursuant to Section 2 of the Underwriting Agreement. Notwithstanding the foregoing limitation, we agree to assume our proportionate share (based upon our underwriting obligations and without regard to the underwriting obligations of any defaulting Underwriter) of the liability of any Underwriter in default with respect to its obligations under this
Section 10. We agree, either before or after the termination of this Agreement, to pay you, on demand, the cost of any such Common Stock so purchased for our account (including, for this purpose, any amount which may be due pursuant to the preceding sentence) and to deliver to you, on demand, any Shares sold or over-allotted for our account (including, for this purpose, pursuant to the preceding sentence) pursuant to the authority conferred by this Section 10. In the event of our default in respect of our obligations under this Section 10, you may assume our share of the underwriting obligation without relieving us of our liability hereunder. We understand that the existence of this provision is no assurance that the price of the Common Stock will be stabilized or that stabilizing, if commenced, will not be discontinued at any time.

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     If you engage in any stabilizing transactions on behalf of us, you shall promptly notify us of that fact and maintain the records required by Rule 17a-2 of the General Rules and Regulations under the Exchange Act. We agree to promptly provide you with the information required by Rule 17a-2 with respect to our own transactions which are subject thereto.

     We agree to advise you from time to time, upon request, prior to the termination of this Agreement, of the number of the Shares purchased by us under the Underwriting Agreement not reserved and remaining unsold at the time of such request and, if in your opinion, any of such Shares are needed to make deliveries of the Shares sold or over-allotted for the account of one or more of the several Underwriters, we will forthwith upon your request grant to you, for the account or accounts of such Underwriter or Underwriters, the right, exercisable promptly after receipt of notice from us that such right has been granted, to purchase, at the Offering Price less the concession to Selected Dealers or such part thereof as you shall determine, such number of the Shares owned by us as are specified in your request.

     11. OPEN MARKET TRANSACTIONS. We represent to you and agree that in connection with the offering of the Shares we have conformed and will conform with the provisions of Regulation M under the Exchange Act, including the provisions of such rules relating to trading by underwriters. We further represent and agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any securities of the Company or to engage in any market-making activity, except to the extent permitted by Regulation M under the Exchange Act as interpreted by the Commission.

     12. BLUE SKY. Prior to the public offering by the Underwriters, you will inform us as to the jurisdictions under the respective securities or blue sky laws of which it is believed that sale of the Shares have been qualified or registered for sale or are exempt from such qualification or registration, but you do not assume any responsibility or obligation as to the accuracy of any such information or as to the right of any Underwriter or dealer to sell Shares in any jurisdiction.

     13. EFFECT OF CANCELLATION OR TERMINATION OF UNDERWRITING AGREEMENT. If the Underwriting Agreement is canceled or terminated in accordance with the terms thereof, our obligations hereunder shall nevertheless continue with respect to payment by us of our proportionate share of all expenses and liabilities.

     14. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement will not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from the default.

     15. TERMINATION OF AGREEMENT. Unless earlier terminated by you, this Agreement will terminate 45 full business days after the date hereof, but may be extended by you for an additional period or periods not exceeding 45 full business days in the aggregate. No such termination shall affect our obligations under Sections 4, 5, 6, 7, 8, 9, 10, 13 and 14 of this Agreement.

     16. GENERAL. In taking action under this Agreement, you will act only as agent of the several Underwriters. As such, your authority will include the taking of such action as you deem advisable in respect of all matters pertaining to any and all offers and sales of the Shares, including the right to make any modifications which you consider necessary or desirable in the arrangements with Selected Dealers or others. You will not be under any liability for or in respect of the value of the Shares, the validity or the form thereof or the Registration Statement, any Preliminary Prospectus, the Prospectus, the Underwriting Agreement or any other instrument executed by the Company, or by others, the delivery of certificates representing the Shares, the performance by the Company, or by others, of any agreement on its or their part, or

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any judgment referred to in the Underwriting Agreement as to the advisability or practicability of proceeding with the offering after the occurrence of specified events or the exercise or failure to exercise the option granted pursuant to Section 3(d) of the Underwriting Agreement. You will not, in such capacity or otherwise, be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith and except for any liability specifically assumed under this Agreement or under the Securities Act. Any obligation that you have not expressly assumed herein will not be implied by this Agreement. In representing the Underwriters hereunder, you will represent each of them respectively. Nothing contained in this Agreement will constitute the several Underwriters partners with you or with each other or render any Underwriter liable for the commitments of any other Underwriter, except as specifically provided for herein and by the Underwriting Agreement. The commitments and liabilities of each of us are several in accordance with our respective underwriting obligations and not joint.

     If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. You are authorized, in your discretion, to execute and file on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

     17. ACKNOWLEDGMENT OF REGISTRATION STATEMENT AND DELIVERY OF PROSPECTUS. We confirm that (i) we have examined the Registration Statement (including all amendments, if any, thereto) relating to the Shares as previously filed with the Securities and Exchange Commission, (ii) we are familiar with the final form of the Prospectus proposed to be filed, (iii) we are willing to accept the responsibilities of an Underwriter thereunder and (iv) we are willing to proceed as contemplated therein and in the Underwriting Agreement. We further confirm that the statements made under the heading "Underwriting" in such proposed final form of the Prospectus, insofar as they relate to us, are correct, and we authorize you so to represent and warrant to the Company on our behalf. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statement and of any amended or supplemental Prospectus promptly if and when received by you, but the making of such changes, amendments or supplements will not release us or affect our obligations hereunder or under the Underwriting Agreement. We agree, if you so request, to furnish a copy of any revised or supplemented Preliminary Prospectus to each person to whom we have delivered a copy of any previous Preliminary Prospectus. We further represent that we have delivered all preliminary prospectuses and agree that we will deliver all final prospectuses required for compliance with the provisions of Rule 15c2-8 of the General Rules and Regulations under the Exchange Act.

     18. NASD REPRESENTATION. We hereby confirm that we are a dealer actually engaging in the investment banking or securities business and either (a) we are a member of the NASD and agree to comply with the provisions of Rule 2740 of the Rules or (b) we are a foreign dealer or institution ineligible for membership in the NASD and agree (i) not to sell any of the Shares (A) to purchasers in, or to persons who are nationals of, the United States of America, its territories or its possessions, except in Retail Sales and to Selected Dealers pursuant to
Section 3 hereof or (B) when there is a public demand for the Shares, to persons specified as those to whom members of the NASD participating in a distribution may not sell, and (ii) to comply with the NASD's interpretations with respect to free-riding and withholding and to comply, as though we were a member of the NASD, with Rules 2420, 2730 and 2740 and, to the extent applicable to foreign non-member brokers or dealers, and Rule 2750 of the Rules.

     19. CAPITAL REQUIREMENTS. We confirm that the ratio of our aggregate indebtedness to our net capital is such that we may, in accordance with and pursuant to Rule 15c3-l of the

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General Rules and Regulations under the Exchange Act, obligate ourselves to purchase, and purchase, the number of the Shares which we agree to purchase under the Underwriting Agreement.

     20. GENERAL. (a) Any notice hereunder from us to you will be deemed to have been duly given if sent by mail, telecopier or telegraph to you at 600 California Street, Suite 1700, San Francisco, California 94111 (telephone:
(415) 391-5600 and telecopier: (415) 397-2744) and to us at our address as set forth in the Underwriters' Questionnaire furnished to us by you.

     (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF NEW YORK.

     (c) This Agreement may be signed by the Underwriters in various counterparts which together constitute one and the same agreement among all the Underwriters and will become effective at such time as all the Underwriters shall have signed such counterparts and you shall have confirmed all such counterparts.

     Please confirm that the foregoing correctly states the understanding among us by signing and returning to us the enclosed copies of this letter.

                              Very truly yours,

                              Underwriters (Named in Schedule I to the
                              Underwriting Agreement attached hereto as
                              Exhibit A)

                              By
                                -------------------------------------
                                        (Attorney-in-fact)


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

VAN KASPER & COMPANY
COMMONWEALTH ASSOCIATES

By:  VAN KASPER & COMPANY

     By
       --------------------
      Authorized Signatory

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